As filed with the Securities and Exchange Commission on August 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1630142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4025 Sorrento Valley Blvd. San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

LPATH, INC. AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Scott R. Pancoast Chief Executive Officer and President Lpath, Inc. 4025 Sorrento Valley Blvd., San Diego, California 92121 Telephone: (858) 678-0800 Facsimile: (858) 678-0900	Jeffrey C. Thacker, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 Telephone: (858) 677-1400 Facsimile: (858) 677-1477
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	1,015,715	$5.79	$5,880,990	$803

(1)                                 An aggregate of 2,500,000 shares of common stock may be offered or issued pursuant to the Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan (the “Plan”), 1,484,285 of which were previously registered on Forms S-8 (File Nos. 333-137318 and 333-149827), and 1,015,715 of which are registered on this Form S-8.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan by reason of any stock split, stock dividend or similar adjustment effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)                                 Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Lpath, Inc. common stock as reported on the Nasdaq Stock Market on August 9, 2013 (i.e., $5.79). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Amended and Restated 2005 Equity Incentive Plan (the “Plan”) covered by this registration statement as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the registration statements filed by Lpath, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-137318 and 333-149827), with respect to securities offered pursuant to the Plan are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

EXHIBITS

See Exhibit Index, which is incorporated here by reference.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on August 14, 2013.

LPATH, INC.

By:	/s/ Scott R. Pancoast
Scott R. Pancoast
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Lpath, Inc., a Nevada corporation (the “Company”), hereby constitute and appoint Scott R. Pancoast and Gary J.G. Atkinson and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Company, a Registration Statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of common stock, par value $0.001, of the Company and other securities pursuant to the Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott R. Pancoast
Scott R. Pancoast	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 14, 2013

/s/ Gary J.G. Atkinson
Gary J.G. Atkinson	Sr. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2013

/s/ Daniel H. Petree
Daniel H. Petree	Chairman of the Board of Directors	August 14, 2013

/s/ Jeffrey A. Ferrell
Jeffrey A. Ferrell	Director	August 14, 2013

/s/ Daniel L. Kisner
Daniel L. Kisner, M.D.	Director	August 14, 2013

Signature	Title	Date

/s/ Charles A Mathews
Charles A. Mathews	Director	August 14, 2013

/s/ Donald R. Swortwood
Donald R. Swortwood	Director	August 14, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Composite Articles of Incorporation (filed as Exhibit 3.1 to Form 8-A filed with the SEC on October 18, 2012 and incorporated herein by reference).

4.2	Certificate of Amendment to Articles of Incorporation of Lpath, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on June 21, 2013 and incorporated herein by reference).

4.3

Amended and Restated Bylaws, as amended on April 3, 2007 (conformed) (filed as Exhibit 3.5 to the Registration Statement on Form SB-2, SEC File No. 144199 (the “June 2007 SB-2”) and incorporated herein by reference).

4.4	Amendment No. 1 to Amended and Restated Bylaws (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 26, 2012 and incorporated herein by reference).

5.1	Opinion of DLA Piper LLP (US) counsel for the Company, regarding the legal validity of the shares of common stock being registered on this registration statement (filed herewith)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included in signature page)

99.1	Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan (filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on June 21, 2013 and incorporated herein by reference).